Exhibits 5 and 23.1

August 22, 2006

Board of Directors
APA Enterprises, Inc.
2950 N.E. 84th Lane
Blaine, Minnesota 55449

Re:	Registration Statement for 750,000 Shares of Common Stock to be issued pursuant to APA Enterprises, Inc. 2007 Stock Compensation Plan
OurFile No. 16619-1

Gentlemen:

This opinion is given in connection with the filing by APA Enterprises, Inc. (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to 750,000 shares of the Registrant's Common Stock, $.01 par value (the "Shares"), that may be issued upon exercise of options or other awards that have been or may be granted under the Registrant's 2007 Stock Compensation Plan (the "Plan"). The shares include 486,020 shares registered pursuant to Registration Statements on Form S-8 (SEC No. 333-74214 and 333-44488.)

We have acted as counsel for the Registrant in connection with the filing of the Registration Statement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of all corporate instruments and have made such inquiries of officers and representatives of the Registrant as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original of documents submitted to us as certified or photostatic copies. As to questions of fact material to such opinion that we have not independently established, we have relied upon representations or certificates of officers and directors of Registrant.

Based upon the foregoing, we are of the following opinion:

1.	The Registrant has been duly incorporated and is validly existing as a corporation under the laws of the State of Minnesota.

2.	The Shares have been duly authorized and when issued and delivered as contemplated under the Plan will be validly issued and outstanding, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration therein of various aggregate amounts of the Shares.

Very truly yours,

/s/ Messerli & Kramer P.A.